EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. under the Act for the 2005 Omnibus Incentive Plan, as Amended and Restated, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD W. EVANS, JR.*	Chairman of the Board and Director (Principal Executive Officer)	May 1, 2013
Richard W. Evans, Jr.

/s/ PHILLIP D. GREEN	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 1, 2013
Phillip D. Green

/s/ R. DENNY ALEXANDER*	Director	May 1, 2013
R. Denny Alexander

/s/ CARLOS ALVAREZ*	Director	May 1, 2013
Carlos Alvarez

/s/ ROYCE S. CALDWELL*	Director	May 1, 2013
Royce S. Caldwell

/s/ CRAWFORD H. EDWARDS*	Director	May 1, 2013
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO*	Director	May 1, 2013
Ruben M. Escobedo

/s/ PATRICK B. FROST*	Director and President of Frost Bank	May 1, 2013
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER*	Director	May 1, 2013
David J. Haemisegger

/s/ KAREN E. JENNINGS*	Director	May 1, 2013
Karen E. Jennings

/s/ RICHARD M. KLEBERG, III*	Director	May 1, 2013
Richard M. Kleberg, III

1.

Signature	Title	Date

/s/ CHARLES W. MATTHEWS*	Director	May 1, 2013
Charles W. Matthews

/s/ IDA CLEMENT STEEN*	Director	May 1, 2013
Ida Clement Steen

/s/ HORACE WILKINS, JR*	Director	May 1, 2013
Horace Wilkins, Jr.

2.